Exhibit 99.1

Avantax Reports Fourth Quarter 2022 Results
DALLAS, TX — February 15, 2023 — Avantax, Inc. (NASDAQ: AVTA), a leading provider of technology-enabled, tax focused financial solutions, today announced financial results for the fourth quarter ended December 31, 2022.

Fourth Quarter and Full Year 2022 Highlights and Recent Developments
•Following the close of the TaxAct sale in December, the Company changed its corporate name and ticker symbol to Avantax, Inc. and AVTA, respectively. In the fourth quarter and for the year, Avantax set record highs in many of its performance metrics.
•Avantax added over $401 million of newly recruited assets during the fourth quarter for a total of approximately $1.7 billion of newly recruited assets for the full year of 2022, which was a new record. This exceeds full year 2021 newly recruited assets of $929 million.
•Avantax continued to deliver net positive asset flows with $495 million for the quarter and $1.3 billion for the year, which was a new record.
•Avantax reported total revenue of $172.4 million for the quarter, which was a new record, an increase of 0.1% versus the fourth quarter of the prior year.
•Avantax ended the fourth quarter with total client assets of $76.9 billion, $38.3 billion of which were advisory assets, representing 49.8% of total client assets, which was a new record.
•The Company ended the year with $263.9 million in cash and cash equivalents and no outstanding indebtedness under its credit facility, compared to $100.6 million in cash and cash equivalents and $561.3 million of outstanding indebtedness under its credit facility at December 31, 2021.

Chris Walters, Chief Executive Officer of Avantax said, “I am extremely proud of the progress that we have made following the close of the TaxAct sale in December, and I would personally like to thank all of our financial professionals and our employees who have played a part in getting our company to this point. We have completed our refinancing of the Company’s debt and commenced the modified Dutch Auction tender offer to return capital to shareholders.” Mr. Walters continued, “Also, we have begun streamlining our organization and are positioning our team to execute our wealth-only growth strategy. As part of this work, we have announced the departure of multiple leaders and our team has been aligned to deliver on our strategic priorities. These efforts have positioned the Company well as we enter into this new phase as a pure-play wealth management company.”

Summary Financial Performance: Q4 and Full Year 2022

($ in millions, except per share amounts)	Q4 2022	Q4 2021	Change	Full Year 2022	Full Year 2021	Change
GAAP:
Revenue	$172.4	$172.2	0.1%	$666.5	$658.2	1.3%

Income (loss) from continuing operations, net of income taxes	$(1.6)	$(8.0)	80.0%	$3.1	$(43.5)	107.1%
Income (loss) from discontinued operations, net of income taxes	369.6	(15.7)	2454.1%	417.1	51.3	713.1%
Net Income (Loss)	$368.0	$(23.7)	1652.7%	$420.2	$7.8	5287.2%
Net Income (Loss) per share — Basic:
Continuing operations	$(0.03)	$(0.16)	81.3%	$0.07	$(0.90)	107.8%
Discontinued operations	7.69	(0.33)	2430.3%	8.69	1.06	719.8%
Net Income (Loss) per share — Basic	$7.66	$(0.49)	1663.3%	$8.76	$0.16	5375.0%
Net Income (Loss) per share — Diluted:
Continuing operations	$(0.03)	$(0.16)	81.3%	$0.06	$(0.90)	106.7%
Discontinued operations	7.69	(0.33)	2430.3%	8.48	1.06	700.0%
Net Income (Loss) per share — Diluted	$7.66	$(0.49)	1663.3%	$8.54	$0.16	5237.5%
Non-GAAP:
Adjusted EBITDA (1)	$25.9	$12.0	115.8%	$53.7	$46.1	16.5%
_________________________
Note: Totals may not foot due to rounding.
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Full Year 2023 Outlook

($ in millions, except per share amounts)	Full Year 2023 Outlook
GAAP:
Revenue	$750.0 - $758.0
Net Income	$25.5 - $40.1
Net Income per share — Diluted	$0.63 - $0.96
Non-GAAP:
Adjusted EBITDA (1)	$124.5 - $135.5
____________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.
Our expectations for 2023 financial performance assume 4% market growth during 2023, a 25 basis point increase in the Federal Funds rate in March 2023, between $12.7 million and $13.5 million in interest expense, $14 million in depreciation expense, $25 million in amortization expense, and the achievement of meaningful cost efficiencies in our business.
Conference Call and Webcast
A conference call and live webcast will be held on Thursday, February 16, 2023 at 8:30 a.m. Eastern Time during which the Company will further discuss fourth quarter results, its outlook for full year 2023, and the Company’s strategic transformation. We will also provide supplemental financial information to our results on the Investor Relations section of the Avantax corporate website at www.avantax.com prior to the call. A replay of the call will be available on our website.
About Avantax®
Avantax, Inc. (NASDAQ: AVTA) delivers tax-focused wealth management solutions for Financial Professionals, tax professionals and CPA firms, supporting our goal of minimizing clients’ tax burdens through comprehensive tax-focused financial planning. We have two distinct, but related, models within our business: the independent Financial Professional model and the employee-based model. We refer to our independent Financial Professional model as Avantax Wealth Management®. Avantax Wealth Management offers services through its registered broker-dealer, registered investment advisor (RIA), and insurance agency subsidiaries and is a leading U.S. tax-focused independent broker-dealer that works with a nationwide network of Financial Professionals operating as independent contractors. We refer to our employee-based model as Avantax Planning Partners℠. Avantax Planning Partners offers services through its RIA and insurance agency by partnering with CPA firms to provide their consumer and small-business clients with holistic financial planning and advisory services. Collectively, we had $77 billion in total client assets as of December 31, 2022. For more information on Avantax, visit www.avantax.com.

Source: Avantax

Investor Relations Contact:
Dee Littrell
Avantax, Inc.
(972) 870-6463
IR@Avantax.com

Media Contacts:
Tony Katsulos
Avantax, Inc.
(972) 870-6654
tony.katsulos@avantax.com

Kendra Galante
StreetCred PR for Avantax
(402) 740-2047
kendra@streetcredpr.com
avantax@streetcredpr.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the outlook of Avantax, Inc. (the “Company”), the anticipated business strategy and corporate focus of the Company following consummation of the sale of our tax software business (the “TaxAct Sale”) and the intended use of proceeds from the TaxAct Sale. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook,” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industry; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to attract and retain financial professionals, employees, and clients, as well as our ability to provide strong client service; the impact of significant interest rate changes; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; political and economic conditions and events that directly or indirectly impact the wealth management industry; risks related to goodwill and acquired intangible asset impairment; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; our future capital requirements and the availability of financing, if necessary; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties, or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (the “SEC”); any compromise of confidentiality, availability, or integrity of information, including cyberattacks; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to retain employees and acquired client assets following acquisitions; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; our ability to develop, establish, and maintain strong brands; our ability to comply with laws and regulations regarding privacy and protection of user data; our assessments and estimates that determine our effective tax rate;

our ability to protect our intellectual property and the impact of any claim that we infringed on the intellectual property rights of others; any downgrade of the Company’s credit ratings; our failure to realize the expected benefits of the sale of our tax software business; disruptions to our business and operations resulting from the transition services we are providing in connection with the TaxAct Sale; our inability to return capital to stockholders in the amount anticipated; and the effects on our business of actions of activist stockholders. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Important Additional Information

The Company intends to file a definitive proxy statement, accompanying WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Company’s 2023 annual meeting of stockholders (the “Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “SEC Filings” under “Financial Information” in the “Investors” tab of the Company’s website at www.avantax.com.

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2023.

AVANTAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$172,392	$172,192	$666,496	$658,213
Operating expenses:
Cost of revenue	103,475	121,519	444,918	466,464
Engineering and technology	1,968	2,018	8,701	8,190
Sales and marketing	27,088	22,498	97,914	84,828
General and administrative	23,367	22,437	92,755	81,668
Acquisition and integration	524	4,285	(4,186)	32,798
Depreciation	3,454	2,046	11,882	8,987
Amortization of acquired intangible assets	6,415	7,073	25,850	28,320
Total operating expenses	166,291	181,876	677,834	711,255
Operating income (loss) from continuing operations	6,101	(9,684)	(11,338)	(53,042)
Interest expense and other, net	(52)	(156)	(475)	(422)
Income (loss) from continuing operations before income taxes	6,049	(9,840)	(11,813)	(53,464)
Income tax benefit (expense)	(7,648)	1,833	14,934	9,959
Income (loss) from continuing operations	(1,599)	(8,007)	3,121	(43,505)
Discontinued operations
Income (loss) from discontinued operations before gain on disposal and income taxes	(21,673)	(25,992)	52,492	52,003
Pre-tax gain on disposal	472,237	—	472,237	—
Income (loss) from discontinued operations before income taxes	450,564	(25,992)	524,729	52,003
Income tax benefit (expense)	(80,922)	10,305	(107,603)	(741)
Income (loss) from discontinued operations	$369,642	$(15,687)	$417,126	$51,262
Net income (loss)	$368,043	$(23,694)	$420,247	$7,757

Basic net income (loss) per share:
Continuing operations	$(0.03)	$(0.16)	$0.07	$(0.90)
Discontinued operations	7.69	(0.33)	8.69	1.06
Basic net income (loss) per share	$7.66	$(0.49)	$8.76	$0.16
Diluted net income (loss) per share:
Continuing operations	$(0.03)	$(0.16)	$0.06	$(0.90)
Discontinued operations	7.69	(0.33)	8.48	1.06
Diluted net income (loss) per share	$7.66	$(0.49)	$8.54	$0.16
Weighted average shares outstanding:
Basic	48,034	48,834	47,994	48,578
Diluted	48,034	48,834	49,183	48,578

AVANTAX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands, except per share amounts)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$263,928	$100,629
Accounts receivable, net	24,117	21,214
Commissions and advisory fees receivable	20,679	25,073
Prepaid expenses and other current assets	15,027	11,731
Current assets of discontinued operations	—	41,632
Total current assets	323,751	200,279
Long-term assets:
Property, equipment, and software, net	53,041	50,040
Right-of-use assets, net	19,361	20,466
Goodwill, net	266,279	266,279
Acquired intangible assets, net	266,002	282,789
Other long-term assets	35,081	20,414
Long-term assets of discontinued operations	—	231,676
Total long-term assets	639,764	871,664
Total assets	$963,515	$1,071,943
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,531	$6,493
Commissions and advisory fees payable	13,829	17,940
Accrued expenses and other current liabilities	111,212	55,658
Current deferred revenue	4,583	4,792
Current lease liabilities	5,139	4,896
Current portion of long-term debt	—	1,812
Current liabilities of discontinued operations	—	20,131
Total current liabilities	142,294	111,722
Long-term liabilities:
Long-term debt, net	—	553,134
Long-term lease liabilities	30,332	33,267
Deferred tax liabilities, net	20,819	19,124
Long-term deferred revenue	4,396	5,322
Other long-term liabilities	22,476	6,752
Long-term liabilities of discontinued operations	—	1,000
Total long-term liabilities	78,023	618,599
Total liabilities	220,317	730,321

Stockholders’ equity:
Common stock, par value $0.0001 per share—900,000 authorized shares; 51,260 shares issued and 48,079 shares outstanding as of December 31, 2022; 50,137 shares issued and 48,831 shares outstanding as of December 31, 2021	5	5
Additional paid-in capital	1,636,134	1,619,805
Accumulated deficit	(829,542)	(1,249,789)
Treasury stock, at cost—3,181 shares at December 31, 2022 and 1,306 shares at December 31, 2021	(63,399)	(28,399)
Total stockholders’ equity	743,198	341,622
Total liabilities and stockholders’ equity	$963,515	$1,071,943

AVANTAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Twelve Months Ended
	December 31,
	2022	2021
Operating activities:
Net income	$420,247	$7,757
Less: Income from discontinued operations, net of income taxes	417,126	51,262
Income (loss) from continuing operations	3,121	(43,505)
Adjustments to reconcile income (loss) from continuing operations to net cash from operating activities:
Depreciation and amortization of acquired intangible assets	37,732	37,307
Stock-based compensation	21,153	18,119
Change in the fair value of acquisition-related contingent consideration	(5,320)	22,400
Reduction of right-of-use lease assets	1,495	2,749
Deferred income taxes	1,695	(8,909)
Accretion of lease liabilities	2,012	1,250
Other non-cash items	5,230	2,390
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable, net	(2,747)	(9,304)
Commissions and advisory fees receivable	4,394	1,059
Prepaid expenses and other current assets	(1,661)	(5,130)
Other long-term assets	(21,430)	(18,154)
Accounts payable	1,038	2,290
Commissions and advisory fees payable	(4,111)	(857)
Lease liabilities	(5,095)	(1,553)
Deferred revenue	(1,134)	(829)
Accrued expenses and other current and long-term liabilities	80,702	(21,657)
Net cash provided (used) by operating activities from continuing operations	117,074	(22,334)
Investing activities:
Purchases of property, equipment, and software	(14,892)	(20,999)
Asset acquisitions	(7,887)	(8,316)
Net cash used by investing activities from continuing operations	(22,779)	(29,315)
Financing activities:
Proceeds from credit facilities, net of debt discount and issuance costs	—	(502)
Payments on credit facilities	(561,344)	(1,812)
Acquisition-related contingent consideration payments	(15,148)	(14,075)
Stock repurchases	(35,000)	—
Proceeds from issuance of stock through employee stock purchase plan	3,983	3,277
Proceeds from stock option exercises	935	579
Tax payments from shares withheld for equity awards	(2,589)	(1,644)
Net cash used by financing activities from continuing operations	(609,163)	(14,177)
Net cash used by continuing operations	(514,868)	(65,826)
Net cash provided (used) by operating activities from discontinued operations	(10,452)	42,890
Net cash provided (used) by investing activities from discontinued operations	688,619	(9,277)
Net cash provided by financing activities from discontinued operations	—	—
Net cash provided by discontinued operations	678,167	33,613
Net increase (decrease) in cash and cash equivalents	163,299	(32,213)
Cash and cash equivalents, beginning of period	100,629	132,842
Cash and cash equivalents, end of period	$263,928	$100,629

Supplemental cash flow information:
Cash paid for income taxes	$5,986	$3,056
Cash paid for interest	$32,442	$28,897

AVANTAX, INC.
Revenue Recognition
(Unaudited) (In thousands)
Revenues by major category are presented below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Total revenue:
Advisory	$92,445	$104,633	$398,839	$395,800
Commission	41,153	53,480	173,431	210,677
Asset-based	31,269	5,587	65,043	22,101
Transaction and fee	7,525	8,492	29,183	29,635
Total revenue	$172,392	$172,192	$666,496	$658,213

AVANTAX, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands)
Adjusted EBITDA Reconciliation (1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss) (2)	$368,043	$(23,694)	$420,247	$7,757
Less: Income (loss) from discontinued operations, net of income taxes	369,642	(15,687)	417,126	51,262
Income from continuing operations, net of income taxes	(1,599)	(8,007)	3,121	(43,505)
Stock-based compensation	6,371	4,586	21,153	18,119
Depreciation and amortization of acquired intangible assets	9,869	9,119	37,732	37,307
Interest expense and other, net	52	156	475	422
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	524	1,385	1,134	10,398
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	—	2,900	(5,320)	22,400
Contested proxy, transaction and other legal and consulting costs	1,197	3,646	5,062	10,939
TaxAct divestiture costs (3)	1,813	—	5,252	—
Income tax (benefit) expense	7,648	(1,833)	(14,934)	(9,959)
Adjusted EBITDA (1)	$25,875	$11,952	$53,675	$46,121
Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)

	Ranges for year ending
	December 31, 2023
	Low	High
Net income	$25,500	$40,050
Stock-based compensation	22,500	21,500
Depreciation and amortization of acquired intangible assets	39,500	39,000
Interest expense and other, net	13,500	12,700
Restructuring	13,000	7,000
Acquisition, integration, and contested proxy, transaction and other legal and consulting costs (4)	1,500	750
Income tax expense	9,000	14,500
Adjusted EBITDA (1)	$124,500	$135,500

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of discontinued operations, stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy, transaction and other legal and consulting costs, TaxAct divestiture costs, and income tax (benefit) expense. Interest expense and other, net primarily consists of interest expense, net. Acquisition and integration costs primarily relate to the acquisitions of Avantax Planning Partners and 1st Global.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)These costs do not include $17.6 million of transaction costs that were determined to be directly attributable to the sale of TaxAct, and are included within income from discontinued operations, net of income taxes, as a reduction to the gain on disposal. TaxAct divestiture costs primarily relate to incremental professional services, consulting, and insurance costs that were incurred in connection with the divestiture.
(4)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.